Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2011 Results

First Quarter Highlights:

-	Net income attributable to Arbor Realty Trust, Inc. of $0.3 million, or $0.01 per diluted common share
-	FFO of $0.7 million, or $0.03 per diluted common share1
-	Originated five new loans and investments totaling $30.3 million and generated runoff of $41.7 million in cash
-	Adjusted book value per share $12.54, GAAP book value per share $8.55 1
-	Generated gains of $0.9 million from the retirement of CDO debt
-	Recorded $1.6 million in loan loss reserves and $1.0 million from losses on restructured loans
-	Recovered $1.0 million of previously recorded loan loss reserves
-	Converted two assets totaling $77.2 million, net of assumed debt, to real estate owned

Uniondale, NY, May 6, 2011 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2011. Arbor reported net income attributable to Arbor Realty Trust, Inc. for the quarter of $0.3 million, or $0.01 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the quarter ended March 31, 2010 of $26.4 million, or $1.04 per diluted common share. Funds from operations (“FFO”) for the quarter ended March 31, 2011 was $0.7 million, or $0.03 per diluted common share, compared to FFO for the quarter ended March 31, 2010 of $26.4 million, or $1.04 per diluted common share.1

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, was $1.6 billion at March 31, 2011, compared to $1.7 billion at December 31, 2010. The average balance of the Company’s loan and investment portfolio during the first quarter of 2011, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 4.52%, compared to $1.7 billion and 4.75% for the fourth quarter of 2010. Excluding the effect of non-recurring items such as additional interest received on a loan in excess of the Company’s investment basis in the asset during the fourth quarter, the average yield was 4.59% for the fourth quarter, compared to 4.52% for the first quarter.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2011 remained relatively unchanged compared to December 31, 2010 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio during the first quarter of 2011 was $1.3 billion and the average cost of these borrowings was 4.08%, compared to $1.3 billion and 4.10% for the fourth quarter of 2010. In addition, the first quarter of 2011 included a $0.3 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.4 million increase in interest expense in the fourth quarter of 2010. Excluding the effect of these swaps, the average cost of borrowings for the first quarter was 4.00%, compared to 3.96% for the fourth quarter.

Financing Activity

As of March 31, 2011, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles. The Company believes that it was in compliance with all financial covenants and restrictions as of March 31, 2011 with the exception of an overcollateralization covenant under the Company’s CDO I vehicle. As of the determination date in April 2011, the Company is in compliance with this covenant and continues to be in compliance with all other CDO covenants.

The Company’s CDO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such covenants. The Company’s CDOs were in compliance with all such covenants as of March 31, 2011, as well as on the most recent determination date, with the exception of the over collateralization test of CDO I as of March 31, 2011. As of the determination dates in April 2011, the Company was in compliance with all CDO covenants. In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination dates in April 2011:

Cash Flow Triggers	CDO I	CDO II	CDO III

Overcollateralization (1)

Current	185.59%	181.74%	109.89%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	383.11%	518.33%	506.24%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by      the Company.

Portfolio Activity

During the first quarter of 2011, Arbor originated three bridge loans totaling $27.3 million, one mezzanine loan totaling $1.9 million, and one preferred equity loan totaling $1.1 million.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

Also, during the quarter, two loans paid off with an unpaid principal balance of approximately $10 million, of which approximately $7 million was charged off against loan loss reserves related to one of these loans. In addition, one loan had a paydown of approximately $42 million, of which approximately $4 million was charged off against the loan loss reserve related to this loan. Furthermore, seven loans totaling approximately $164 million were either refinanced or modified with Arbor, of which two loans totaling $42 million were scheduled to repay during the quarter.

Additionally, seven loans totaling approximately $139 million were extended during the quarter, of which four loans totaling approximately $84 million were in accordance with their existing extension options.

At March 31, 2011, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.35%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.56% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of March 31, 2011, Arbor’s loan portfolio consisted of 33% fixed-rate and 67% variable-rate loans.

During the first quarter of 2011, the Company recorded $1.6 million in loan loss reserves related to four loans with a carrying value of approximately $27.6 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $1.0 million in recoveries of previously recorded loan loss reserves related to two of the Company’s assets during the first quarter of 2011. These recoveries were recorded in provision for loan losses on the Consolidated Statement of Operations. As previously noted, the Company charged off approximately $11 million of previously recorded loan loss reserves related to two loans during the first quarter. At March 31, 2011, the Company’s total loan loss reserves were approximately $163.9 million relating to 27 loans with an aggregate carrying value before loan loss reserves of approximately $382.1 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had 10 non-performing loans with a carrying value of approximately $24.6 million, net of related loan loss reserves of $34.9 million as of March 31, 2011, compared to nine non-performing loans with a carrying value of approximately $25.6 million, net of related loan loss reserves of $54.2 million as of December 31, 2010. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

The Company had a performing $85.0 million loan secured primarily by six hotels in Florida that had a maturity date of July 2014 and a weighted average interest rate of approximately 3.75%. During 2010, the Company established a $13.4 million provision for loan loss related to this property reducing the carrying value to $71.6 million as of December 31, 2010. In February 2011, the mortgaged properties were transferred to the Company by the owner, a creditor trust. As of the date of this transaction, the loan was contractually current. The Company recorded this transaction as real estate owned at fair value in its first quarter 2011 Consolidated Financial Statements.

The Company had a non-performing $29.8 million loan secured by a portfolio of multifamily assets with a maturity date of June 2010. Prior to December 31, 2010, the Company established an $18.4 million provision for loan loss related to this portfolio reducing its carrying value to $11.4 million. In March 2011, the real estate securing this loan was acquired by the Company pursuant to bankruptcy proceedings. The Company recorded this transaction as real estate owned at fair value in its first quarter 2011 Consolidated Financial Statements. The Company also assumed a $55.4 million senior note as part of this transaction, which was recorded as a mortgage note payable – real estate owned.

Dividend

Under the restructured terms of the Company’s junior subordinated notes, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's common stock to the maximum extent permissible (currently 90%), with the balance payable in cash. The Company will be permitted to pay 100% of taxable income in cash if the Company pays the note holders the original rate of interest upon termination of the restructuring agreement. The Board of Directors has elected not to pay a common stock dividend for the quarter ended March 31, 2011.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™ software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 831-6291 for domestic callers and (617) 213-8860 for international callers. Please use participant passcode 25298932.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through June 6, 2011. In addition, a telephonic replay of the call will be available until May 13, 2011. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 40926982.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Interest income	$18,007,567	$24,218,425
Interest expense	13,040,949	18,087,260
Net interest income	4,966,618	6,131,165

Other revenues:
Property operating income	5,420,186	213,483
Other income	21,876	798,047
Total other revenues	5,442,062	1,011,530

Other expenses:
Employee compensation and benefits	2,088,054	1,904,953
Selling and administrative	1,197,825	1,277,995
Property operating expenses	3,801,221	358,430
Depreciation and amortization	432,465	12,168
Provision for loan losses (net of recoveries)	535,135	25,000,000
Loss on restructured loans	1,000,000	-
Management fee - related party	1,950,000	1,900,000
Total other expenses	11,004,700	30,453,546

Loss from continuing operations before gain on
extinguishment of debt, gain on sale of securities
and income (loss) from equity affiliates	(596,020)	(23,310,851)
Gain on extinguishment of debt	892,500	46,498,479
Gain on sale of securities	-	3,303,480
Income (loss) from equity affiliates	24,365	(45,575)

Net income from continuing operations	320,845	26,445,533

Loss from discontinued operations	-	(18,023)

Net income	320,845	26,427,510

Net income attributable to noncontrolling interest	53,696	53,717

Net income attributable to Arbor Realty Trust, Inc.	$267,149	$26,373,793

Basic earnings per common share:
Net income from continuing operations, net of
noncontrolling interest	$0.01	$1.04
Loss from discontinued operations	-	-
Net income attributable to Arbor Realty Trust, Inc.	$0.01	$1.04

Diluted earnings per common share:
Net income from continuing operations, net of
noncontrolling interest	$0.01	$1.04
Loss from discontinued operations	-	-
Net income attributable to Arbor Realty Trust, Inc.	$0.01	$1.04

Dividends declared per common share	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	24,961,471	25,387,410

Diluted	25,785,629	25,387,410

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets:
Cash and cash equivalents	$67,144,569	$101,124,564
Restricted cash (includes $52,398,315 and $21,085,664 from consolidated VIEs, respectively)	53,790,405	21,085,664
Loans and investments, net (includes $1,178,998,490 and $1,301,435,584 from consolidated VIEs, respectively)	1,316,952,848	1,414,225,388
Available-for-sale securities, at fair value (includes $2,000,000 and $1,000,000 from consolidated VIEs, respectively)	4,344,613	3,298,418
Investment in equity affiliates	65,789,451	65,838,885
Real estate owned, net (includes $135,232,574 and $2,707,479 from consolidated VIEs, respectively)	155,181,192	22,839,480
Real estate held-for-sale, net	41,440,000	41,440,000
Due from related party (includes $161,094 and $335,048 from consolidated VIEs, respectively)	2,149,376	335,048
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $11,945,878 and $13,645,594 from consolidated VIEs, respectively)	40,843,883	41,972,532
Total assets	$1,766,684,286	$1,731,207,928

Liabilities and Equity:
Repurchase agreements	$746,997	$990,997
Collateralized debt obligations (includes $1,062,704,339 and $1,070,852,555 from consolidated VIEs, respectively)	1,062,704,339	1,070,852,555
Junior subordinated notes to subsidiary trust issuing preferred securities	157,915,586	157,806,238
Notes payable	51,457,708	51,457,708
Mortgage notes payable – real estate owned	76,101,004	20,750,000
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	983,212	17,436,986
Due to borrowers (includes $1,100,184 and $1,155,095 from consolidated VIEs, respectively)	4,362,887	2,559,388
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $30,160,325 and $34,940,192 from consolidated VIEs, respectively)	74,287,589	84,375,680
Total liabilities	1,547,122,455	1,524,792,685

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 26,423,737 shares issued, 25,443,140 shares outstanding at March 31, 2011 and 25,756,810 shares issued, 24,776,213 shares outstanding at December 31, 2010	264,237	257,568
Additional paid-in capital	454,654,595	450,686,382
Treasury stock, at cost - 980,597 shares at March 31, 2011 and December 31, 2010	(10,669,585)	(10,669,585)
Accumulated deficit	(180,426,093)	(180,689,667)
Accumulated other comprehensive loss	(46,196,212)	(55,169,317)
Total Arbor Realty Trust, Inc. stockholders’equity	217,626,942	204,415,381
Noncontrolling interest in consolidated entity	1,934,889	1,999,862
Total equity	219,561,831	206,415,243
Total liabilities and equity	$1,766,684,286	$1,731,207,928

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

March 31, 2011

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$217,626,942

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	43,277,275

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$318,979,401

Adjusted book value per share	$12.54

GAAP book value per share	$8.55

Common shares outstanding	25,443,140

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports First Quarter 2011 Results
May 6, 2011

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended
	March 31,
	2011	2010

Net income attributable to Arbor Realty Trust, Inc., GAAP basis	$267,149	$26,373,793

Add:
Depreciation - real estate owned	432,465	12,168
Depreciation - discontinued operations	-	31,571

Funds from operations ("FFO")	$699,614	$26,417,532

Diluted FFO per common share	$0.03	$1.04

Diluted weighted average shares outstanding	25,785,629	25,387,410

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO.  To date, the Company has not sold any previously depreciated operating properties, which would be excluded from the FFO calculation.  Losses from discontinued operations are not excluded when calculating FFO.FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.